Exhibit 10.1
Amendment NO. 5 TO TERM LOAN CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 TO TERM LOAN CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of December 10, 2020 (the “Effective Date”), is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum” and together with each Person joined to the Credit Agreement (as defined below) as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO” and, together with each Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”; the Guarantors, together with the Borrowers, collectively the “Loan Parties” and each a “Loan Party”), and the Lenders (as defined below) party hereto.

RECITALS

A.    U.S. Bank National Association (“U.S. Bank”), in its capacity as disbursing agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”), the Borrowers, the Guarantors, and the financial institutions party thereto from time to time as lenders (collectively, the “Lenders” and each a “Lender”) are parties to that certain Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as amended by that certain Amendment No. 1 to Term Loan Credit and Security Agreement dated as of March 30, 2020, that certain Amendment No. 2 to Term Loan Credit and Security Agreement dated as of March 31, 2020, that certain Amendment No. 3 to Term Loan Credit and Security Agreement dated as of April 13, 2020, and that certain Amendment No. 4 to Term Loan Credit and Security Agreement dated as of June 16, 2020 and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to the Borrowers.

B.    Quantum intends to acquire (the “Acquisition”) all of the shares of Square Box Systems Limited, a company incorporated in England and Wales (registered number 03819556) (“Square Box”) pursuant to that certain Share Purchase Agreement, expected to be dated on or after the date hereof among Quantum, Rolf Howarth and the Option Sellers (as defined therein) party thereto (as the same may be amended from time to time, the “Acquisition Agreement”).

C.    The Loan Parties have requested that Section 2.3(c) of the Credit Agreement be amended to permit Quantum to issue equity securities generating Net Cash Proceeds in an aggregate amount of up to $3,000,000 without having to repay the Loans.

D.    The Loan Parties have requested that the undersigned Lenders (which, for the avoidance of doubt, constitute the Required Lenders for purposes of Section 16.2 of the Credit Agreement) consent to the Acquisition and make the requested amendments to the Credit Agreement, and the Lenders have agreed to grant the requested consent and make the requested amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

2.Consent to Acquisition. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, (i) the Lenders hereby consent to the Acquisition on the terms set forth in the draft of the Acquisition Agreement provided to the Lenders at 1:23pm (New York time) on the Effective Date, as it may be amended in a manner not materially adverse to the interests of the Lenders and (ii) the Acquisition is deemed to be a Permitted Acquisition for all purposes under the Credit Agreement and the Other Documents.

3.Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended to read as follows:

i.The definition of “Excluded Property” is hereby amended by adding the following sentence to the end of such definition:

“Notwithstanding the foregoing, if Square Box becomes a Loan Party in accordance with Section 6.16(b) hereof, none of its Equity Interests shall constitute Excluded Property pursuant to clauses (d) or (h) of this definition.”
ii.The definition of “Permitted Indebtedness” is hereby amended by deleting clause (h) of such definition and replacing it with the following:

“Indebtedness (x) constituting deferred purchase price obligations arising in connection with Permitted Acquisitions, (y) under Permitted Seller Notes and Permitted Earnouts arising in connection with Permitted Acquisitions, and (z) under non-compete payment obligations arising in connection with Permitted Acquisitions, provided that, (i) such Indebtedness shall at all times be unsecured, (ii) such Indebtedness described in clauses (x) and (y) above (other than, with respect to any Permitted Acquisition, deferred purchase price obligations arising in connection therewith, the payment of which are not subject to any condition or contingency other than the passage of time, in an amount (other than with respect to the acquisition of Square Box) not to exceed 15% of the purchase price for such Permitted Acquisition) shall be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders and in no event shall the Loan Parties make any payments in respect of such Indebtedness unless, as of the date of any such payment and after giving effect thereto, (A) each of the Payment Conditions shall have been satisfied and (B) Quantum and its Subsidiaries, on a consolidated basis, are projected to be in compliance with each of the financial covenants set forth in Section 6.5 hereof for the four (4) fiscal quarter period ended one year after the proposed date of such payment; (iii) in the case of the acquisition of Square Box, in no event shall the Loan Parties make any payments in respect of such Indebtedness described in clause (x) above unless, (A) Average Liquidity for the thirty (30) days immediately prior to the date of any such payment shall be at least $30,000,000 and (B) as of the date of any such payment and after giving effect thereto, (1) each of the Payment Conditions shall have been satisfied and (2) Quantum and its Subsidiaries, on a consolidated basis, are projected to be in compliance with each of the financial covenants set forth in Section 6.5 hereof for the four (4) fiscal quarter period ended one year after the proposed date of such payment; and (iv) the aggregate outstanding principal amount of such Indebtedness shall not exceed $10,000,000 at any time;”

iii.The following definitions are added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

1.“Fifth Amendment” means that certain Amendment No. 5 to Term Loan Credit and Security Agreement, dated as of December 10, 2020, among Quantum, LTO Subsidiary and the Lenders party thereto.

2.“Fifth Amendment Effective Date” means the “Effective Date” as defined in the Fifth Amendment.

3.“HMRC” shall have the meaning set forth in Section 6.16 hereof.

4.“Square Box” means Square Box Systems Limited, a company incorporated in England and Wales (registered number 03819556).

5.“Stamp Office” shall have the meaning set forth in Section 6.16 hereof.

iv.Section 2.3(c) of the Credit Agreement is hereby amended and restated in its entirety as of, from and subsequent to the Effective Date, to read as follows:

“(c)    Upon the receipt by any Loan Party of the Net Cash Proceeds from the issuance or sale of any Indebtedness or any equity securities (other than (i) Permitted Indebtedness, (ii) Net Cash Proceeds from the issuance of Qualified Equity Interests to members of the management or employees of any Loan Party, (iii) Net Cash Proceeds of the issuance of Equity Interests to any Loan Party, and (iv) Net Cash Proceeds from the issuance or sale of any Equity Interests after the Fifth Amendment Effective Date in an aggregate amount not to exceed $3,000,000), Borrowers shall prepay the Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds (which, for the avoidance of doubt, with respect to Net Cash Proceeds arising pursuant to clause (iv) above, shall be limited to 100% of the amount in excess of the $3,000,000 de minimis threshold set forth in such clause (iv)) promptly, but in no event more than three (3) Business Days following the receipt thereof, and until the date of payment, such proceeds shall be held in trust for Agent; provided that, any prepayments made in connection with the issuance or sale of any Equity Interests after the Fifth Amendment Effective Date shall be in a minimum amount equal to $500,000. If any Loan Party receives Net Cash Proceeds from the issuance or sale of any Equity Interests after the Fifth Amendment Effective Date in an amount less than $500,000, such Loan Party shall hold such proceeds in trust for Agent until the aggregate amount of such proceeds equals $500,000, at which time such Loan Party shall prepay the Loans as set forth above. Such prepayments shall be applied to the Loans in accordance with Section 2.3(f) hereof. The foregoing shall not be deemed to be implied consent to any issuance or sale of any Indebtedness or any equity securities otherwise prohibited by the terms and conditions hereof.”
v.Section 4.13(a) of the Credit Agreement is hereby amended and restated in its entirety as of, from and subsequent to the Effective Date, to read as follows:

“(a)    Each Loan Party has the right to transfer the Investment Property free of any Liens other than Permitted Encumbrances and will use commercially reasonable efforts to defend its title to the Investment Property against the contrary claims of all Persons. Each Loan Party shall (i) ensure that each operating agreement, limited partnership agreement and any other similar agreement permits Agent’s Lien on the Equity Interests of wholly-owned Subsidiaries (other than Foreign Subsidiaries, but excluding Square Box if it becomes a Loan Party in accordance with Section 6.16(b) hereof) arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder and (ii) use commercially reasonable efforts to provide that each operating agreement, limited partnership agreement and any other similar agreement with respect to any other Person permits Agent’s Lien on the Investment Property of such Loan Party arising thereunder, foreclosure of Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder.”
vi.Section 4.14 of the Credit Agreement is hereby amended and restated in its entirety as of, from and subsequent to the Effective Date, to read as follows:

“4.14 Provisions Regarding Certain Investment Property Collateral. The operating agreement or limited partnership agreement (as applicable) of any Subsidiary (other than a Foreign Subsidiary, but excluding Square Box if it becomes a Loan Party in accordance with Section 6.16(b) hereof) of any Loan Party hereafter formed or acquired that is a limited liability company or a limited partnership, shall contain the following language (or language to the same effect): “Notwithstanding anything to the contrary set forth herein, no restriction upon any transfer of {membership interests} {partnership interests} set forth herein shall apply, in any way, to the pledge by any {member} {partner} of a security interest in and to its {membership interests} {partnership interests} to U.S. Bank National Association, as agent for certain lenders, or its successors and assigns in such capacity (any such person,

“Agent”), or to any foreclosure upon or subsequent disposition of such {membership interests} {partnership interests} by Agent. Any transferee or assignee with respect to such foreclosure or disposition shall automatically be admitted as a {member} {partner} of the Company and shall have all of the rights of the {member} {partner} that previously owned such {membership interests} {partnership interests}.”
vii.A new Section 6.16 is hereby added to the Credit Agreement to read as follows:
“6.16     Square Box.
    (a)    No later than five (5) Business Days following Quantum’s receipt of the last of the stock transfer forms signed by the selling shareholders in Square Box (or such later date as the Required Lenders may agree in their sole discretion), Quantum shall submit the same electronically, together with payment of the stamp duty payable on such stock transfer forms, to the stamp office of Her Majesty’s Revenue and Customs (“HMRC”) in the United Kingdom (the “Stamp Office”).
    (b)     No later than five (5) Business Days following Quantum’s receipt of a letter from the Stamp Office confirming that HMRC does not object to the registration of the transfers notified by Quantum and will not seek to impose any penalty under section 17 Stamp Act 1891 (or such later date as the Required Lenders may agree in their sole discretion), Quantum shall update the register of members of Square Box to record Quantum as the holder of the entire issued Equity Interests of Square Box and issue a share certificate in Quantum’s name (limited to 65% of the Equity Interests in Square Box unless the determination described in clause (c)(ii) below has been made by Quantum by such time).
    (c)    No later than the later of the date which is (x) twenty (20) Business Days following the registration of Quantum as the sole holder of Equity Interests in Square Box and (y) ninety (90) days following the Fifth Amendment Effective Date (or such later date as the Required Lenders may agree in their sole discretion), (i) Quantum shall complete a tax analysis in connection with Square Box becoming a Loan Party and (ii) (A) if Quantum reasonably determines in good faith that there are no material adverse tax consequences to the Loan Parties as a result of Square Box becoming a Loan Party, then (1) Square Box shall expressly join in this Agreement and the Other Documents as a Guarantor and become jointly and severally liable for the obligations of the other Loan Parties hereunder and thereunder, (2) Square Box shall execute and deliver to Agent, in form and substance reasonably satisfactory to Agent and the Required Lenders, a joinder to this Agreement and/or a Guaranty and a Guarantor Security Agreement in favor of Agent and such Other Documents governed by the laws of England and Wales and/or the State of New York related thereto as Agent or the Required Lenders shall reasonably request in connection therewith, (3) Quantum shall execute and deliver to Agent, in form and substance reasonably satisfactory to Agent and Required Lenders, a Pledge Agreement governed by the laws of England and

Wales with respect to 100% of the Equity Interests of Square Box owned by Quantum and (4) if requested by the Required Lenders, to the extent it is customary in England and Wales for counsel to the Lenders to provide a legal opinion to creditors, counsel to the Lenders (at the expense of Quantum) shall provide a legal opinion in favor of Agent and Lenders with respect to matters similar to those covered in the legal opinion required under Section 8.1(n) that are applicable to Square Box, and (B) if Quantum reasonably determines in good faith that there would be material adverse tax consequences to the Loan Parties as a result of Square Box becoming a Loan Party hereunder and under the Other Documents, then Quantum shall execute and deliver to Agent, in form and substance reasonably satisfactory to Agent and the Required Lenders, (1) a Pledge Agreement governed by the laws of the State of New York or (2) an addendum to the existing Pledge Agreement, in each case, with respect to 65% of the voting Equity Interests of Square Box and 100% of the non-voting Equity Interests of Square Box owned by Quantum.
    (d)    Promptly following the closing date of the acquisition by Quantum of the Equity Interests in Square Box, Quantum shall provide the Lenders with copies of the acquisition agreement with respect thereto, together with the other material acquisition documents executed and delivered in connection therewith, in each case duly authorized, executed and delivered by the parties thereto.”
4.Conditions Precedent. This Amendment shall become effective on the date upon which each of the following conditions is satisfied:

(a)the Lenders shall have received this Amendment, duly executed by each Loan Party;

(b)the Lenders shall have received the Fourth Amendment to the Revolving Loan Agreement, duly authorized, executed and delivered by the Loan Parties, the Revolving Loan Agent and the Revolving Loan Lenders;

(c)the Lenders shall have received copies of Square Box’s unaudited balance sheets and statements of income for the trailing twelve (12) month period ending on August 31, 2020 in the format delivered to Quantum by the sellers pursuant to the Acquisition Agreement;

(d)all of the conditions set forth in the definition of “Permitted Acquisition” in the Credit Agreement shall have been satisfied other than (i) the conditions set forth in clauses (a), (f), (g), (h)(2), (i), (j) and (p) of such definition which the Lenders have waived compliance with and (ii) the condition set forth in clause (o) of such definition which the Lenders have waived compliance with to the extent the most recent drafts of the material acquisition documents are available less than five (5) Business Days prior to the anticipated closing date of the Acquisition; and

(e)the Lenders shall have received all costs and expenses described in Section 5 hereof (including the reasonable and invoiced fees and expenses of legal counsel).

The Required Lenders shall notify the Borrower in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding on all parties to the Credit Agreement.

5.Costs, Expenses and Taxes. Each Loan Party, jointly and severally, agrees to pay on demand all costs and expenses of the Lenders incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders with respect thereto).

6.Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to each Lender as follows:

(a)each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b)this Amendment has been duly executed and delivered by each Loan Party;

(c)this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally;

(d)the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or company powers, as applicable, (ii) have been duly authorized by all necessary corporate or company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or the draft of the Acquisition Agreement provided to the Lenders at 1:23pm (New York time) on the Effective Date or any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including without limitation the Revolving Loan Documents, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect or (y) any immaterial Consents of any Governmental Body, all of which will have been duly obtained, made or complied with prior to the date hereof and which are in full force and effect, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including without limitation the draft of the Acquisition Agreement provided to the Lenders at 1:23pm (New York time) on the Effective Date or the Revolving Loan Documents;

(e)each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement and the Other Documents is true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date); provided that any representation and warranty qualified by “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects;

(f)as of the date hereof, such Loan Party has no defenses, setoffs, rights of recoupment, counterclaims or claims of any nature whatsoever with respect to the Credit Agreement, the Other Documents or the Obligations due thereunder, and to the extent any such defenses, setoffs, rights of recoupment, counterclaims or claims may exist on or prior to the date hereof, the same are hereby expressly waived, released and discharged; and

(g)after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

7.Reaffirmation.

(i)By its execution hereof, each Loan Party expressly (i) acknowledges and agrees to the terms and conditions of this Amendment, (ii) reaffirms all of its respective covenants and other obligations set forth in the Credit Agreement and the Other Documents to which it is a party, and (iii) acknowledges that its respective covenants and other obligations set forth in the Credit Agreement and the Other Documents to which it is a party remain in full force and effect; and

(ii)Each Loan Party hereby ratifies and reaffirms (i) all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Documents to which it is a party, and (ii) its grant to Agent of a security interest in the Collateral under the Credit Agreement and each of the Other Documents to which it is a party, which Collateral shall include the Subsidiary Stock of Square Box upon consummation of the Acquisition.

8.Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

9.Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as modified hereby, are hereby amended so that any reference therein to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as modified hereby. This Amendment shall constitute an Other Document under the Credit Agreement.

10.Effect of this Amendment. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies that the Agent or any Lender may have under the Credit Agreement or under any Other Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate, in any respect, the Agent or any Lender to grant any consents under the same or similar or other circumstances in the future. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

11.Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

12.Further Assurances. The Loan Parties shall execute and deliver such further documents and take such further action as may be reasonably requested by the Required Lenders to effectuate the provisions and purposes of this Amendment.

13.Counterparts; Electronic Signature. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image or DocuSign) shall be deemed to be an original signature hereto.

14.Entire Understanding. This Amendment and the documents executed concurrently herewith contain the entire understanding between each Loan Party and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

15.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.Captions. The captions at various places in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

17.Jury Waiver. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT,

ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and permitted assigns, fully and without reserve, releases and forever discharges each of the Agent and the Lenders, and their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents, advisors (including attorneys, accountants and experts) and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (including, without limitation, any offsets, reductions, rebatement, claims of usury or claims with respect to the negligence of any Released Party), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any Other Document or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

LOAN PARTIES:	QUANTUM CORPORATION, as Borrower By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer
QUANTUM LTO HOLDINGS, LLC, as Guarantor By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer

LENDERS:	OC II LVS XVII LP By: OC II GP LLC, its general partner By: /s/ Adam Gubner Name: Adam Gubner Title: Authorized Person

Signature Page to Amendment No. 5 to Term Loan Credit and Security Agreement

BTC HOLDINGS FUND I, LLC, as a Lender

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS FUND I-B, LLC, as a Lender

By: Blue Torch Credit Opportunities Fund I LP, its sole member

By: Blue Torch Credit Opportunities GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SC FUND LLC, as a Lender

By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By: Blue Torch Credit Opportunities SC GP LLC, its general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

Signature Page to Amendment No. 5 to Term Loan Credit and Security Agreement

BLUE TORCH CREDIT OPPORTUNITIES FUND I LP, as a Lender

By: Blue Torch Credit Opportunities GP LLC, its
general partner

By: KPG BTC Management LLC, its sole member

By: /s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

Signature Page to Amendment No. 5 to Term Loan Credit and Security Agreement